EXHIBIT 16(i)

CHISHOLM & ASSOCIATES

Certified Public Accountants

A Professional                                                    P.O. BOX 540216                                               Office (801) 292-8756

   Corporation                                                   North Salt Lake, Utah 84054-0216                           Fax (801) 292-8809

February 12, 2004

Securities and Exchange Commission

Washington, DC 20549

Re: Solar Energy Limited

Gentlemen:

We have read Item 4 “CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS” contained in Solar Energy Limited’s 8-K and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,

/s/Chisholm & Associates

Chisholm & Associates

North Salt Lake, Utah